Exhibit T3B-1.1

BYLAWS

of

DSG TOPCO, INC.

(Effective as of April 9, 2024)

ARTICLE I

Offices

1.                  Business Offices. DSG TopCo, Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2.                  Registered Office. The registered office of the Corporation shall be as set forth in the Certificate of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), unless changed as provided by the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE II

Stockholders’ Meetings

1.                  Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2025 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 211 of the DGCL.

2.                  Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than twenty percent (20.0%) of the issued and outstanding shares of common stock of the Corporation (“Common Stock”). The record date for determining the holders of shares of Common Stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3.                  Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders holding the requisite percentage of shares of Common Stock, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4.                  Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the DGCL, the applicable provisions of the DGCL shall govern. All notices shall be in writing and shall be deemed to have been effectively given, delivered, provided or received (a) when personally delivered to the stockholder to be notified; (b) if given by electronic transmission in the manner provided in Section 232 of the DGCL, in accordance with Section 232 of the DGCL; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the stockholder to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the stockholder to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address or electronic mail address set forth in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5.                  Stockholders List. A complete record of the stockholders entitled to vote at each meeting of stockholders (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation, provided that if the record date for determining the stockholders entitled to vote at any meeting of stockholders is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the day before the meeting, subject to the requirements of the DGCL, either on a reasonably accessible electronic network, provided, that the information required to gain access to such network is provided with the notice of the meeting, or during ordinary business hours at the principal place of business of the Corporation.

6.                  Organization. Any director selected by the Board of Directors or, in the absence of any such selection, the President, shall call meetings of stockholders to order and act as

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chairperson of such meetings. In the absence of any said director or officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7.                  Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8.                  Quorum. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the DGCL or other applicable law, at any annual or special meeting of stockholders, the holders of a majority of the then issued and outstanding shares of Common Stock, either present in person or represented by proxy, shall constitute a quorum for such meeting, and action may be taken with respect to any matter presented at the meeting only if a quorum exists for such meeting. However, in the absence of a quorum at any meeting of stockholders, the holders of a majority of the then issued and outstanding shares of Common Stock that are present in person or represented by proxy at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9.                  Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10.              Voting.

a.                   Except as otherwise required by law or otherwise provided in the Certificate of Incorporation or these Bylaws, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of issued and outstanding shares of Common Stock shall be entitled, with respect to any matter submitted to a vote of the stockholders at such meeting, to one (1) vote for each share of Common Stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the then issued and outstanding shares of Common Stock present in person or represented by proxy at the meeting.

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b.                  At any meeting of stockholders, a stockholder may vote such stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the DGCL. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c.                   The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

d.                  Shares of stock of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws or other organizational documents of such other corporation or entity may prescribe, or, in the absence of any applicable provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11.              Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

ARTICLE III

Board of Directors

1.                  Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. The number of directors shall be determined by the stockholders from time to time. Each director will be elected by vote of holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting of stockholders. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2.                  Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3.                  Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

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4.                  Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meetings.

5.                  Special Meetings. Special meetings of the Board of Directors may be called by any of the directors.

6.                  Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors or, in the case of a special meeting of the Board of Directors, by the director calling such meeting, and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7.                  Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least a majority of the total number of directors. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the DGCL or the Certificate of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8.                  Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the DGCL, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by email transmission at the email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the DGCL, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

9.                  Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication, including teleconference or similar remote communications, by which all persons participating in such meeting can hear each other at the same time or by any other means permitted by the DGCL. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10.              Organization, Agenda and Procedure. The directors shall choose a director to act as chairman to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by any such chairman shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by such chairman. All proposed agenda topics to be reviewed at the annual meetings and the

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regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11.              Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

12.              Vacancies. Vacancies on the Board of Directors shall be filled by the stockholders of the Corporation.

13.              Committees. The Board of Directors may from time to time designate from among its members any committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the DGCL, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action
of Stockholders and Directors by Consent

1.                  Waiver of Notice. A stockholder may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the DGCL, the Certificate of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

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2.                  Action By Written Consent Without a Meeting.

a.                   Unless the Certificate of Incorporation or the DGCL expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Common Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all issued and outstanding shares of Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

b.                  Unless otherwise required by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or electronic transmissions, and the consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1.                  Election, Authority and Tenure. The officers of the Corporation shall consist of a President (who shall also be the Chief Executive Officer), a Treasurer, and a Secretary. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

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2.                  Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Corporation to the attention of the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of any officer, with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3.                  Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4.                  President. The President of the Corporation shall (i) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (ii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iii) perform all duties as may from time to time be assigned by the Board of Directors. The President shall also be the Chief Executive Officer of the Corporation.

5.                  Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors as often as the Board of Directors shall require the same. The Treasurer shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation. The Treasurer shall perform such other duties and shall have such other powers as may from time to time be assigned by the Board of Directors or the President.

6.                  Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be

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custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

7.                  Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal of the Secretary or the Treasurer to act, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and
Endorsements; Deposits; Proxies

1.                  Execution of Instruments. The President or the Treasurer shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2.                  Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3.                  Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of electronic signatures.

4.                  Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution

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may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5.                  Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1.                  Certificates of Stock. The shares of stock of the Corporation may, but need not, be represented by certificates. Unless the DGCL or another law expressly provides otherwise, the fact that the shares of stock are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares of stock are represented by certificates, such certificates shall be signed by any two (2) authorized officers of the Corporation, and may, but need not, be sealed with the corporate seal of the Corporation. Any or all of the signatures on the certificate may be by facsimile or electronic signature. In case any officer of the Corporation who shall have signed, or whose electronic signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose electronic signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares of stock (if any) issued by the Corporation shall state the number of shares of stock owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2.                  Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of stock of the Corporation without certificates. Such authorization shall not affect shares of stock already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares of stock without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the DGCL.

3.                  Record. A record shall be kept of the name of each person or entity holding the shares of stock represented by each certificate for shares of stock of the Corporation issued, the

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number and class of shares of stock represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4.                  Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares of stock properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5.                  Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Certificate of Incorporation and these Bylaws concerning the issue, transfer and registration of shares of stock of the Corporation.

6.                  Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the DGCL.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1.                  Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee of the Board of Directors), and the names and places of residence of its officers.

2.                  Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address or e-mail address to which notices

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from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address or e-mail address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address or e-mail address last known to the Secretary or the Corporation’s transfer agent.

3.                  Fixing Record Date.

a.                   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the record date for making such determination.

b.                  In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c.                   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of

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stockholders entitled to vote in accordance with the provisions of clause (a) of this Section 3 at the adjourned meeting.

4.                  Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws, or to adopt new bylaws; provided, however, that any or all of these Bylaws may also be amended or repealed, or new bylaws may also be made, in any such case by the affirmative vote of the holders of a majority of the then issued and outstanding shares of Common Stock present in person or represented by proxy at any meeting of stockholders, whether such by-laws were originally adopted by them or otherwise.

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